UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2021

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	440 Lincoln Street, Worcester, Massachusetts (Address of principal executive offices)	01653 (Zip Code)
(508) 855-1000 Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $.01 par value	THG	New York Stock Exchange
7 5/8% Senior Debentures due 2025	THG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Hanover Insurance Group, Inc. (the “Company”) held its annual meeting of shareholders on May 11, 2021 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders elected each of Kevin J. Bradicich, J. Paul Condrin III, Cynthia L. Egan and Kathleen S. Lane to serve as a director in the class of directors whose terms expire at the 2024 annual meeting of shareholders, and Harriett “Tee” Taggart to serve in the class of directors whose terms expire at the 2023 annual meeting of shareholders, and until their successors are duly elected and qualified.  At the Annual Meeting, the Company’s shareholders also approved an advisory vote on executive compensation and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent, registered public accounting firm for 2021.

The final voting results for each matter submitted to a vote of shareholders at the Annual Meeting are as follows:

 Item 1 – Election of Directors

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Kevin J. Bradicich	30,541,190	53,140	18,536	1,666,004
J. Paul Condrin III	30,534,726	58,516	19,624	1,666,004
Cynthia L. Egan	29,592,607	993,698	26,561	1,666,004
Kathleen S. Lane	29,924,322	670,105	18,439	1,666,004
Harriett “Tee” Taggart	30,187,836	405,773	19,257	1,666,004

Item 2 – Advisory Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
29,898,785	670,780	43,301	1,666,004

Item 3 – Ratification of Independent, Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained
31,699,001	559,818	20,051

Item 8.01 Other Events.

On May 11, 2021, the Company’s Board of Directors increased the existing share repurchase authorization by $400 million to $1.3 billion (the “Share Repurchase Program”). The Company now has approximately $435 million remaining under the Share Repurchase Program. Repurchases under the Share Repurchase Program may be made at the Company’s discretion from time to time using open market purchases, privately negotiated transactions, accelerated repurchase programs or other transactions. The Share Repurchase Program has no time limit and does not obligate the Company to make any repurchases.

A copy of the press release announcing the increase in the share repurchase authorization is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document

Exhibit 99.1	Press Release, dated May 11, 2021, announcing the Board of Director’s authorization to increase the Company’s stock repurchase program by $400 million.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Exhibit Index

Exhibit No.	Document

Exhibit 99.1	Press Release, dated May 11, 2021, announcing the Board of Director’s authorization to increase the Company’s stock repurchase program by $400 million.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Hanover Insurance Group, Inc. (Registrant)

Date: May 11, 2021	By:	/s/ Dennis F. Kerrigan
Dennis F. Kerrigan
Executive Vice President, General Counsel and Asst. Secretary

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